UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2010
Assisted Living Concepts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-13498	93-1148702

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W140 N8981 Lilly Road, Menomonee Falls,	WI 53051

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 262-257-8888
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On September 29, 2010, Assisted Living Concepts, Inc. (“ALC”) entered into an amended and restated loan agreement, effective as of September 30, 2010, by and between ALC Three, LLC, a wholly-owned subsidiary of ALC (“Borrower”), ALC as guarantor, and TCF National Bank (“TCF”) pursuant to which TCF lent an aggregate of $26.25 million to Borrower (the “Loan Agreement”).
The Loan Agreement amends and restates a loan agreement entered into by ALC, Borrower and TCF as of June 12, 2009 pursuant to which TCF lent $14.0 million to Borrower (the “2009 Loan”). The Loan Agreement provides an additional $12.25 million in loan proceeds, extends the maturity of the 2009 Loan to September 30, 2015, and secures the Loan Agreement with mortgages and assignments of leases with respect to three additional senior housing residences.
The amended and restated loan bears interest at a fixed rate of 6 1/2% per annum, matures on September 30, 2015, and is secured by a mortgage and assignment of leases with respect to two senior living residences in Iowa, three in Indiana and one in Wisconsin (the “Facilities”). The original $14.0 million portion of the loan is amortized over a twenty year period from June 12, 2009 and the additional $12.25 million portion of the loan is amortized over a fifteen year period from September 30, 2010. Prepayment of the loan in excess of 10% of the principal balance in any anniversary year will require a prepayment fee of 3% in the first or second year, 2% in the third or forth year and 1% thereafter. Performance and payment of obligations under the Loan Agreement and related notes are guarantied by ALC pursuant to the terms of an amended and restated guaranty agreement (the “Guarantee Agreement) that ALC entered into on September 29, 2010 and effective September 30, 2010 in connection with the Loan Agreement.
In addition to customary representations, covenants and default provisions, the Loan Agreement requires that the Facilities maintain minimum annual levels of EBITDA (earnings before interest, taxes, depreciation and amortization) and rental income. In addition, the Loan Agreement requires that ALC maintain minimum consolidated leverage and consolidated fixed charge coverage ratios during the term of the loan.
The foregoing description of the Loan Agreement and the Guarantee Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
A copy of the press release announcing the entry into the Loan Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Amended and Restated Loan Agreement, effective as of September 30, 2010, by and between ALC Three, LLC as borrower, Assisted Living Concepts, Inc. as guarantor, and TCF National Bank.

10.2
Amended and Restated Guaranty Agreement by Assisted Living Concepts, Inc. as guarantor pursuant to Amended and Restated Loan Agreement, effective as of September 30, 2010, by and between ALC Three, LLC as borrower, Assisted Living Concepts, Inc. as guarantor, and TCF National Bank.

99.1	Press release, dated September 30, 2010, issued by Assisted Living Concepts, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: September 30, 2010

ASSISTED LIVING CONCEPTS, INC.

By:	/s/ John Buono John Buono, Senior Vice President,
Chief Financial Officer & Treasurer

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